UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

September 8, 2026

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38538	20-3454976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Forge Way, Suite 205

Rockaway, NJ 07866

(Address of principal executive offices and zip code)

(973) 290-0097

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	ECOR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers and Directors

On September 8, 2026, the Board of Directors (the “Board”) of electroCore, Inc. (the “Company”) appointed Joshua S. Lev, the Company’s Interim President, and Chief Financial Officer, as co-Chief Executive Officer and President of the Company. Mr. Lev will continue to serve as Chief Financial Officer. On September 8, 2026, the Board also appointed Michael Fox, the Company’s Chief Operating Officer, as co-Chief Executive Officer and President of the Company. Mr. Fox will continue to serve as Chief Operating Officer. Additionally, each of Mr. Lev and Mr. Fox was appointed as a Class III member of the Board. In connection with the appointments, the size of the Board was increased by resolution of the Board from six to eight members.

Except as provided herein, there is no relationship or agreement between Mr. Lev or Mr. Fox and any other person pursuant to which either was appointed as an officer or director of the Company and there is no family relationship between Mr. Lev or Mr. Fox and any of the Company’s directors or executive officers. The Company is not aware of any transaction involving Mr. Lev or Mr. Fox which would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), other than as set forth in this Current Report on Form 8-K.

Information required by Items 401(b) and 401(e) of Regulation S-K regarding Mr. Lev and Mr. Fox is incorporated herein by reference to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on July 20, 2026.

In connection with the appointments described above, the Company entered into amendments to the existing employment offer letters with each of Mr. Lev and Mr. Fox (the “Lev Offer Letter Amendment” and the “Fox Offer Letter Amendment,” respectively, and together, the “Offer Letter Amendments”), effective as of September 8, 2026. The Offer Letter Amendments reflect the new titles and responsibilities of Mr. Lev and Mr. Fox described above. Additionally, the Lev Offer Letter Amendment provides for an increase in annual base salary from $470,000 to $540,000, and sets Mr. Lev’s target annual cash bonus at 50% of his base salary. The Fox Offer Letter Amendment provides for an increase in Mr. Fox’s annual base salary from $505,000 to $540,000 and an increase in his target annual cash bonus from 40% to 50% of his base salary. Additionally, pursuant to the Offer Letter Amendments, on September 8, 2026, the Compensation Committee of the Board (the “Compensation Committee”) recommended, and the Board approved grants of 55,000 restricted stock units (“RSUs”) to each of Mr. Lev and Mr. Fox under the Company’s 2018 Omnibus Incentive Equity Plan (the “Plan”). The RSUs vest in equal annual installments over three years from the date of grant, subject to the recipient’s continued service with the Company through each applicable vesting date, and are otherwise subject to the standard terms and conditions of the Company’s form of RSU award agreement under the Plan.

The Offer Letter Amendments further provide that each of Mr. Lev and Mr. Fox is subject to the Company’s Severance Policy (as defined below), and is treated as the “CEO” for all purposes of the Severance Policy.

Mr. Lev’s original offer letter, dated January 29, 2020, as amended on September 3, 2024, was previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 6, 2024. Mr. Fox’s offer letter, dated March 13, 2026, was previously filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on March 19, 2026. The foregoing description of the Offer Letter Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Lev Offer Letter Amendment and the Fox Offer Letter Amendment, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Amended and Restated Executive Severance Policy

On September 8, 2026, the Compensation Committee recommended, and the Board approved, the Company’s Amended and Restated Executive Severance Policy (the “Severance Policy”), which amends and restates the Company’s prior Executive Severance Policy in its entirety.

The principal changes to the Severance Policy include: (a) revising the definition of “Base Compensation” so that it means gross base salary for all Participants (including the CEO), rather than the prior definition under which the CEO’s Base Compensation included both salary and target bonus; (b) increasing the Change in Control ownership thresholds from 30% to 50% (for the acquisition trigger in Section 2.07(a)(ii)) and from 40% to 50% (for the asset acquisition trigger in Section 2.07(a)(iv)); (c) for normal severance, eliminating the separate CEO-specific provision (which provided for payment of one year’s Base Compensation including target bonus) and adopting a single provision for all Participants providing for continued payment of Base Compensation (i.e., gross base salary) during the applicable Severance Period; (d) for Change in Control severance, revising the CEO severance formula so that the CEO receives a lump sum equal to one year’s Base Compensation plus the CEO’s target annual incentive bonus, multiplied by a 1.5x severance multiple (other Participants receive one year’s Base Compensation multiplied by a 1.0x severance multiple); (e) eliminating the six-month service requirement for the CEO’s pro-rated bonus under Section 4.04(b); and (f) making conforming changes throughout to reflect the co-CEO structure. Capitalized terms used but not defined in this description of the Severance Policy are defined as set forth in the Severance Policy.

The foregoing summary of the Severance Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Policy, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 8, 2026, the Nominating and Governance Committee of the Board recommended, and the Board approved, the Third Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), which amend and restate the Company’s Second Amended and Restated Bylaws in their entirety. The principal amendments include the following:

(i) Advance Notice and Rule 14a-19 Compliance. The Amended and Restated Bylaws update the advance notice provisions to address the SEC universal proxy rules (Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Among other things, the amendments (a) require nominating stockholders to make all Rule 14a-19 representations, including a commitment to solicit holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors, within the existing 90-to-120-day advance notice window, (b) expressly provide that the bylaw timing requirements govern over any different timeline in Rule 14a-19 or Regulation 14A, (c) require nominating stockholders to provide documentary evidence of solicitation compliance no later than five business days before the applicable meeting and upon any earlier request by the Company, (d) prohibit additional or substitute nominations after the advance notice window closes, (e) cap the number of nominees a stockholder may submit at the number of directors to be elected, (f) require nominating stockholders to promptly notify the Secretary of material changes in their solicitation intentions or nominees, and (g) provide that the Company shall disregard any proxies or votes solicited for the nominees of any stockholder who fails to comply with Rule 14a-19.

(ii) Special Meeting Nominations. The Amended and Restated Bylaws extend all advance notice and Rule 14a-19 protections to director nominations at special meetings, and clarify that stockholders may nominate directors at a special meeting only if director elections are included in the Board’s notice of meeting.

(iii) Officer Provisions. Among other changes, the Amended and Restated Bylaws authorize the Board to appoint one or more co-Chief Executive Officers, and make conforming changes throughout.

(iv) Stockholder Coordination and Group Disclosure. The Amended and Restated Bylaws expand the definition of “Proponent” in the advance notice provisions to include any member of a “group” (as defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of which a nominating stockholder or beneficial owner is a member with respect to any securities of the Company, and any other person with whom such stockholder or beneficial owner has engaged in any coordination, communication or common plan relating to the nomination or to the acquisition, holding, voting or disposition of any securities of the Company. The Amended and Restated Bylaws also add new disclosure requirements for nominating stockholders, requiring the disclosure of (a) any coordination, communication or common plan (whether formal or informal, written or oral) between or among any Proponent and any other person with respect to the acquisition, holding, voting or disposition of any securities of the Company, or the nomination or other business proposed to be brought before the meeting, including the identity of each such person and a reasonably detailed description of such coordination, communication or common plan, and (b) a representation as to whether any Proponent is, or at any time within the 12 months preceding the date of the notice has been, a member of a “group” within the meaning of Section 13(d) of the Exchange Act with respect to any securities of the Company, together with, if applicable, the identity of each other member of such group, the date the group was formed, the purpose of such group, and the aggregate number and class of securities of the Company beneficially owned by the members of such group.

The foregoing summary of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 8, 2026, the Company held its Annual Meeting (the “Annual Meeting”). The total number of shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company entitled to vote at the Annual Meeting was 9,015,885 and there were present, in person or by proxy, 6,785,685 shares of Common Stock, which constituted a quorum for the Annual Meeting. The matters voted upon and the results of the vote were as follows:

Proposal 1: Election of three Class II Directors to the Board for a three-year term of office expiring at the 2029 annual meeting of stockholders.

The following directors were elected to a three-year term of office expiring at the 2029 annual meeting of stockholders:

NOMINEE	FOR (#)	FOR (%)	WITHHELD	WITHHELD (%)	BROKER NON-VOTES
Thomas J. Errico, M.D.	2,150,903	78.67	583,212	21.33	4,051,570
James C. Theofilos	2,107,580	77.08	626,535	22.92	4,051,570
Elena Bonfiglioli	2,094,785	76.62	639,330	23.38	4,051,570

Proposal 2: Ratification of CBIZ CPAs P.C. (“CBIZ CPAs”) as Independent Registered Public Accounting Firm.

A proposal to ratify the selection of CBIZ CPAs as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2026, was adopted with the votes shown:

FOR	AGAINST	ABSTAIN
6,676,653	21,032	88,000

Proposal 3: Approval, by non-binding advisory vote, of the resolution approving named executive officer compensation.

The compensation of the Company’s named executive officers was approved, by a non-binding advisory vote, as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,171,664	505,341	57,110	4,051,570

Item 7.01. Regulation FD Disclosure.

On September 9, 2026 the Company issued a press release, a copy of which is filed herewith as Exhibit 99.1, announcing the appointment of Co-CEOs. The information set forth in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Third Amended and Restated Bylaws
10.1	Amendment to Offer Letter, dated September 8, 2026, by and between the Company and Joshua S. Lev
10.2	Amendment to Offer Letter, dated September 8, 2026, by and between the Company and Michael Fox
10.3	Amended and Restated Executive Severance Policy, effective as of September 8, 2026
99.1	Press Release dated September 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

electroCore, Inc.

September 9, 2026	/s/ Joshua S. Lev
Chief Executive Officer, President and Chief Financial Officer